EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-74217 of Community Trust Bancorp, Inc. on Form S-8 of our report dated January 18, 2002 (except for note 10, for which the date is February 25, 2002) (which expresses an unqualified opinion and refers to the report of other auditors) appearing in this Annual Report on Form 10-K of Community Trust Bancorp, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

March 28, 2002